FORM OF
                               TANAKA FUNDS, INC.
                             DISTRIBUTION AGREEMENT


     THIS DISTRIBUTION AGREEMENT (the "Agreement") is made as of the ___ day of December, 1998 by and among TANAKA Funds, Inc. (the "Corporation"), a Maryland corporation, Tanaka Capital Management, Inc. (the "Adviser"), a Delaware corporation, and AmeriPrime Financial Securities, Inc. (the "Distributor"), a Texas corporation.

WITNESSETH THAT:

     WHEREAS, the Corporation is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act") and has registered its shares of common stock (the "Shares") under the Securities Act of 1933, as amended (the "1933 Act") in one or more distinct series of Shares (the "Fund" or "Funds");

     WHEREAS,   the  Adviser  has  been  appointed  investment  adviser  to  the
Corporation;

     WHEREAS, the Distributor is a broker-dealer registered with the Securities and Exchange Commission (the "SEC") and a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD");

     WHEREAS, the Corporation, the Adviser and the Distributor desire to enter into this Agreement pursuant to which the Distributor will provide distribution services to the Funds of the Corporation identified on Schedule A, as may be amended from time to time, on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained in this Agreement, the Corporation, the Adviser and the Distributor, intending to be legally bound hereby, agree as follows:

     1. APPOINTMENT OF DISTRIBUTOR. The Corporation hereby appoints the Distributor as an agent for the distribution of the Shares, and the Distributor hereby accepts such appointment under the terms of this Agreement. Notwithstanding any other provision hereof, the Corporation may terminate, suspend, or withdraw the offering of the Shares whenever, in its sole discretion, it deems such action to be desirable, and the Distributor shall process no further orders for Shares after it receives notice of such termination, suspension or withdrawal.

     2. REPRESENTATIONS AND WARRANTIES OF AMERIPRIME.

     (a) no legal or administrative proceedings have been instituted or threatened against AmeriPrime that would impair its ability to perform its duties and obligations under this Agreement; and

     (b) AmeriPrime's entrance into this Agreement will not cause a material breach or be in material conflict with any other agreement or obligation of AmeriPrime or any law or regulation applicable to AmeriPrime.

     3. FUND DOCUMENTS. The Corporation has provided the Administrator with properly certified or authenticated copies of the following Corporation related documents in effect on the date hereof: the Corporation's organizational documents, including its Articles of Incorporation and By-Laws; the Corporation's Registration Statement on Form N-1A, including all exhibits thereto; the Corporation's most current relevant Prospectus and Statement of Additional Information; and resolutions of the Corporation's Board of Directors authorizing the appointment of the Distributor and approving this Agreement. The Corporation shall promptly provide to the Distributor copies, properly certified or authenticated, of all amendments or supplements to the foregoing. The Corporation shall provide to the Distributor copies of all other information which the Distributor may reasonably request for use in connection with the distribution of Shares, including, but not limited to, a certified copy of all financial statements prepared for the Corporation by its independent public accountants. The Corporation shall also supply the Distributor with such number of copies of the current relevant Prospectus, Statement of Additional Information and shareholder reports as the Distributor shall reasonably request.

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     4. DISTRIBUTION  SERVICES. The Distributor shall sell and repurchase Shares as set forth below, subject to the registration requirements of the 1933 Act and the rules and regulations thereunder, and the laws governing the sale of securities in the various states ("Blue Sky Laws"):

         a. The Distributor, as agent for the Corporation, shall sell Shares to the public against orders therefor at the public offering price, which shall be the net asset value of the Shares then in effect, less any applicable sales charges.

         b. The net asset value of the Shares shall be determined in the manner provided in the then-current relevant Prospectus and Statement of Additional Information. The net asset value of the Shares shall be calculated by the Corporation or by another entity on behalf of the Corporation. The Distributor shall have no duty to inquire into or liability for the accuracy of the net asset value per Share as calculated.

         c. Upon receipt of purchase instructions, the Distributor shall transmit such instructions to the Corporation or its transfer agent for registration of the Shares purchased.

         d. The Distributor, in light of Corporation policies, procedures and disclosure documents, shall also have the right to take, as agent for the Corporation, all actions which, in the Distributor's judgment, are necessary to effect the distribution of Shares.

         e. Nothing in this Agreement shall prevent the Distributor or any "affiliated person" from buying, selling or trading any securities for its or their own account or for the accounts of others for whom it or they may be acting; provided, however, that the Distributor expressly agrees that it shall not for its own account purchase any Shares of the Corporation except for investment purposes and that it shall not for its own account sell any such Shares except for redemption of such Shares by the Corporation, and that it shall not undertake activities which, in its judgment, would adversely affect the performance of its obligations to the Corporation under this Agreement.

         f. The Distributor, as agent for the Corporation, shall repurchase Shares at such prices and upon such terms and conditions as shall be specified in the Prospectus.

     5. DISTRIBUTION SUPPORT SERVICES. In addition to the sale and repurchase of Shares, the Distributor shall perform the distribution support services set forth on Schedule B attached hereto, as may be amended from time to time. Such distribution support services shall include: review of sales and marketing literature and submission to the NASD; NASD record keeping; and quarterly reports to the Corporation's Board of Directors. Such distribution support services may also include: fulfillment services, including telemarketing, printing, mailing and follow-up tracking of sales leads; and licensing Adviser or Corporation personnel as registered representatives of the Distributor and related supervisory activities.

     6. REASONABLE EFFORTS. The Distributor shall use all reasonable efforts in connection with the distribution of Shares. The Distributor shall have no obligation to sell any specific number of Shares and shall only sell Shares against orders received therefor. The Corporation shall retain the right to refuse at any time to sell any of its Shares for any reason deemed adequate by it.

     7. COMPLIANCE. In furtherance of the distribution services being provided hereunder, the Distributor and the Corporation agree as follows:

   a. The Distributor shall comply with the Conduct Rules of the NASD and the securities laws of any jurisdiction in which it sells, directly or indirectly, Shares.

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   b. The Distributor  shall require each dealer with whom the Distributor has a selling agreement to conform to the applicable provisions of the Corporation's most current relevant Prospectus and Statement of Additional Information, with respect to the public offering price of the Shares.

   c. The Corporation agrees to furnish to the Distributor sufficient copies of any agreements, plans, communications with the public or other materials it intends to use in connection with any sales of Shares in a timely manner in order to allow the Distributor to review, approve and file such materials with the appropriate regulatory authorities and obtain clearance for use. The Corporation agrees not to use any such materials until so filed and cleared for use by appropriate authorities and the Distributor.

   d. The Distributor, at its own expense, shall qualify as a broker or dealer, or otherwise, under all applicable Federal or state laws required to permit the sale of Shares in such states as shall be mutually agreed upon by the parties; provided, however that the Distributor shall have no obligation to register as a broker or dealer under the Blue Sky Laws of any jurisdiction if it determines that registering or maintaining registration in such jurisdiction would be uneconomical.

   e. The Distributor shall not, in connection with any sale or solicitation of a sale of the Shares, make or authorize any representative, service organization, broker or dealer to make, any representations concerning the Shares except those contained in the Corporation's most current relevant Prospectus covering the Shares and in communications with the public or sales materials approved by the Distributor as information supplemental to such Prospectus.

     8. EXPENSES. Expenses shall be allocated as follows:

         a. The Corporation shall bear the following expenses: preparation, setting in type, and printing of sufficient copies of the Prospectus and Statement of Additional Information for distribution to existing shareholders; preparation and printing of reports and other communications to existing shareholders; distribution of copies of the Prospectus, Statement of Additional Information and all other communications to existing shareholders; registration of the Shares under the Federal securities laws; qualification of the Shares for sale in the jurisdictions mutually agreed upon by the Corporation and the Distributor; transfer agent/shareholder servicing agent services; supplying information, prices and other data to be furnished by the Corporation under this Agreement; any original issue taxes or transfer taxes applicable to the sale or delivery of the Shares or certificates therefor; and items covered by the 12b-1 distribution plan adopted with regard to each class of Shares of a Fund (each a "12b-1 Plan").

         b. The Adviser shall pay all other expenses incident to the sale and distribution of the Shares sold hereunder to the extent not covered by the applicable 12b-1 Plan, including, without limitation: printing and distributing copies of the Prospectus, Statement of Additional Information and reports prepared for use in connection with the offering of Shares for sale to the public; advertising in connection with such offering, including public relations services, sales presentations, media charges, preparation, printing and mailing of advertising and sales literature; data processing necessary to support a distribution effort; distribution and shareholder servicing activities of broker-dealers and other financial institutions; filing fees required by regulatory authorities for sales literature and advertising materials; any additional out-of-pocket expenses incurred in connection with the foregoing and any other costs of distribution.

     9. COMPENSATION. For the distribution and distribution support services provided by the Distributor pursuant to the terms of the Agreement, the Corporation shall reimburse the Distributor for its out-of-pocket expenses related to the performance of its duties hereunder, including, without limitation, telecommunications charges, postage and delivery charges, record retention costs, reproduction charges and traveling and lodging expenses incurred by officers and employees of the Distributor. If this Agreement becomes effective subsequent to the first day of the month or terminates before the last day of the month, the Corporation shall pay to the Distributor a distribution fee that is prorated for that part of the month in which this Agreement is in effect. All rights of compensation and reimbursement under this

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

Agreement for services performed by the Distributor as of the termination date shall survive the termination of this Agreement.

     10. USE OF DISTRIBUTOR'S NAME. The Corporation shall not use the name of the Distributor or any of its affiliates in the Prospectus, Statement of
Additional Information, sales literature or other material relating to the Corporation in a manner not approved prior thereto in writing by the Distributor; provided, however, that the Distributor shall approve all uses of its and its affiliates' names that merely refer in accurate terms to their appointments or that are required by the SEC or any state securities commission; and further provided, that in no event shall such approval be unreasonably withheld.

     11. USE OF FUND'S NAME. Neither the Distributor nor any of its affiliates shall use the name of the Corporation or material relating to the Corporation on any forms (including any checks, bank drafts or bank statements) for other than internal use in a manner not approved prior thereto in writing by the Corporation; provided, however, that the Corporation shall approve all uses of its name that merely refer in accurate terms to the appointment of the Distributor hereunder or that are required by the SEC or any state securities commission; and further provided, that in no event shall such approval be unreasonably withheld.

     12. LIABILITY OF DISTRIBUTOR. The duties of the Distributor shall be limited to those expressly set forth herein, and no implied duties are assumed by or may be asserted against the Distributor hereunder. The Distributor may, in connection with this Agreement employ agents or attorneys in fact, and shall not be liable for any loss arising out of or in connection with its actions under this Agreement, so long as it acts in good faith and with due diligence, and is not negligent or guilty of any willful misfeasance, bad faith or gross negligence, or reckless disregard of its obligations and duties under this Agreement. As used in this Section 11 and in Section 13 (except the second paragraph of Section 13), the term "Distributor" shall include directors, officers, employees and other agents of the Distributor.

     13. INDEMNIFICATION OF DISTRIBUTOR. Any director, officer, employee, shareholder or agent of the Distributor who may be or become an officer, Director, employee or agent of the Corporation, shall be deemed, when rendering services to the Corporation or acting on any business of the Corporation (other than services or business in connection with the Distributor's duties hereunder), to be rendering such services to or acting solely for the Corporation and not as a director, officer, employee, shareholder or agent, or one under the control or direction of the Distributor, even though receiving a salary from the Distributor.

     The Corporation agrees to indemnify and hold harmless the Distributor, and each person, who controls the Distributor within the meaning of Section 15 of the 1933 Act, or Section 20 of the Securities Exchange Act of 1934, as amended ("1934 Act"), against any and all liabilities, losses, damages, claims and expenses, joint or several (including, without limitation, reasonable attorneys' fees and disbursements and investigation expenses incident thereto) to which they, or any of them, may become subject under the 1933 Act, the 1934 Act, the 1940 Act or other Federal or state laws or regulations, at common law or otherwise, insofar as such liabilities, losses, damages, claims and expenses (or actions, suits or proceedings in respect thereof) arise out of or relate to any untrue statement or alleged untrue statement of a material fact contained in a Prospectus, Statement of Additional Information, supplement thereto, sales literature or other written information prepared by the Corporation and provided by the Corporation to the Distributor for the Distributor's use hereunder, or arise out of or relate to any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading. The Distributor (or any person controlling the Distributor) shall not be entitled to indemnity hereunder for any liabilities, losses, damages, claims or expenses (or actions, suits or proceedings in respect thereof) resulting from (i) an untrue statement or omission or alleged untrue statement or omission made in the Prospectus, Statement of Additional Information, or supplement, sales or other literature, in reliance upon and in conformity with information furnished in writing to the Corporation by the Distributor specifically for use therein or (ii) the Distributor's own willful misfeasance,

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

bad faith, gross negligence or reckless disregard of its duties and obligations in the performance of this Agreement.

     The Distributor agrees to indemnify and hold harmless the Corporation, and each person who controls the Corporation within the meaning of Section 15 of the 1933 Act, or Section 20 of the 1934 Act, against any and all liabilities, losses, damages, claims and expenses, joint or several (including, without limitation reasonable attorneys' fees and disbursements and investigation expenses incident thereto) to which they, or any of them, may become subject under the 1933 Act, the 1934 Act, the 1940 Act or other Federal or state laws, at common law or otherwise, insofar as such liabilities, losses, damages, claims or expenses arise out of or relate to any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or Statement of Additional Information or any supplement thereto, sales literature or other written material, or arise out of or relate to actions or oral representations of Distributor's associated persons and to any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if based upon information furnished in writing to the Corporation by the Distributor specifically for use therein.

     A party seeking indemnification hereunder (the "Indemnitee") shall give prompt written notice to the party from whom indemnification is sought
("Indemnitor") of a written assertion or claim of any threatened or pending legal proceeding which may be subject to indemnity under this Section; provided, however, that failure to notify the Indemnitor of such written assertion or claim shall not relieve the Indemnitor of any liability arising from this Section. The Indemnitor shall be entitled, if it so elects, to assume the defense of any suit brought to enforce a claim subject to this Agreement and such defense shall be conducted by counsel chosen by the Indemnitor and satisfactory to the Indemnitee; provided, however, that if the defendants include both the Indemnitee and the Indemnitor, and the Indemnitee shall have reasonably concluded that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnitor ("conflict of interest"), the Indemnitor shall not have the right to elect to defend such claim on behalf of the Indemnitee, and the Indemnitee shall have the right to select separate counsel to defend such claim on behalf of the Indemnitee. In the event that the Indemnitor elects to assume the defense of any suit pursuant to the preceding sentence and retains counsel satisfactory to the Indemnitee, the Indemnitee shall bear the fees and expenses of additional counsel retained by it except for reasonable investigation costs which shall be borne by the Indemnitor. If the Indemnitor (i) does not elect to assume the defense of a claim, (ii) elects to assume the defense of a claim but chooses counsel that is not satisfactory to the Indemnitee or (iii) has no right to assume the defense of a claim because of a conflict of interest, the Indemnitor shall advance or reimburse the Indemnitee, at the election of the Indemnitee, reasonable fees and disbursements of any counsel retained by Indemnitee, including reasonable investigation costs.

     14. ADVISER PERSONNEL. The Adviser agrees that only its employees who are registered representatives of the Distributor ("dual employees") or registered representatives of another NASD member firm shall offer or sell Shares of the Funds. The Adviser further agrees that the activities of any such employees as registered representatives of the Distributor shall be limited to offering and selling Shares. If there are dual employees, one employee of the Adviser shall register as a principal of the Distributor and assist the Distributor in monitoring the marketing and sales activities of the dual employees. The Adviser shall maintain errors and omissions and fidelity bond insurance policies providing reasonable coverage for its employees activities and shall provide copies of such policies to the Distributor. The Adviser shall indemnify and hold harmless the Distributor against any and all liabilities, losses, damages, claims and expenses (including reasonable attorneys' fees and disbursements and investigation costs incident thereto) arising from or related to the Adviser's employees' activities as registered representatives, including, without limitation, any and all such liabilities, losses, damages, claims and expenses arising from or related to the breach by such employees of any rules or regulations of the NASD or SEC.

     15. FORCE MAJEURE. The Distributor shall not be liable for any delays or errors occurring by reason of circumstances not reasonably foreseeable and beyond its control, including, but not limited, to

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acts of civil or military authority, national emergencies, work stoppages, fire, flood, catastrophe, acts of God, insurrection, war, riot or failure of communication or power supply. In the event of equipment breakdowns which are beyond the reasonable control of the Distributor and not primarily attributable to the failure of the Distributor to reasonably maintain or provide for the maintenance of such equipment, the Distributor shall, at no additional expense to the Corporation, take reasonable steps in good faith to minimize service interruptions, but shall have no liability with respect thereto.

     16. SCOPE OF DUTIES. The Distributor and the Corporation shall regularly consult with each other regarding the Distributor's performance of its obligations and its compensation under the foregoing provisions. In connection therewith, the Corporation shall submit to the Distributor at a reasonable time in advance of filing with the SEC copies of any amended or supplemented Registration Statement of the Corporation (including exhibits) under the 1940 Act and the 1933 Act, and at a reasonable time in advance of their proposed use, copies of any amended or supplemented forms relating to any plan, program or service offered by the Corporation. Any change in such materials that would require any change in the Distributor's obligations under the foregoing provisions shall be subject to the Distributor's approval. In the event that a change in such documents or in the procedures contained therein increases the cost or burden to the Distributor of performing its obligations hereunder, the Distributor shall be entitled to receive reasonable compensation therefore.

     17. DURATION. This Agreement shall become effective as of the date first above written, and shall continue in force for two years from that date and thereafter from year to year, provided continuance is approved at least annually by (i) either the vote of a majority of the Directors of the Corporation, or by the vote of a majority of the outstanding voting securities of each Fund, and
(ii) the vote of a majority of those Directors of the Corporation who are not interested persons of the Corporation, and who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on the approval.

     18. TERMINATION. This Agreement shall terminate as follows:

         a. This Agreement shall terminate automatically in the event of its assignment.

         b. This Agreement shall terminate upon the failure to approve the continuance of the Agreement after the initial two year term as set forth in
Section 16 above.

         c. This Agreement shall terminate at any time upon a vote of the majority of the Directors who are not interested persons of the Corporation or by a vote of the majority of the outstanding voting securities of each Fund, upon not less than 60 days prior written notice to the Distributor.

         d. The Distributor may terminate this Agreement upon not less than 60 days prior written notice to the Corporation.

Upon the termination of this Agreement, the Corporation shall pay to the Distributor such compensation and out-of-pocket expenses as may be payable for the period prior to the effective date of such termination. In the event that the Corporation designates a successor to any of the Distributor's obligations hereunder, the Distributor shall, at the expense and direction of the Corporation, transfer to such successor all relevant books, records and other data established or maintained by the Distributor pursuant to the foregoing provisions.

     Sections 7, 8, 9, 10, 11, 12, 13, 14, 15, 16, 18, 21, 22, 23, 24, 25, 26
and 27 shall survive any termination of this Agreement.

     19. AMENDMENT. The terms of this Agreement shall not be waived, altered, modified, amended or supplemented in any manner whatsoever except by a written instrument signed by the Distributor and the Corporation and shall not become effective unless its terms have been approved by the

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

majority of the Directors of the Corporation or by a "vote of majority of the outstanding voting securities" of each Fund and by a majority of those Directors who are not "interested persons" of the Corporation or any party to this Agreement.

     20. NON-EXCLUSIVE SERVICES. The services of the Distributor rendered to the Corporation are not exclusive. The Distributor may render such services to any other investment company.

     21. DEFINITIONS. As used in this Agreement, the terms "vote of a majority of the outstanding voting securities," "assignment," "interested person" and "affiliated person" shall have the respective meanings specified in the 1940 Act and the rules enacted thereunder as now in effect or hereafter amended.

     22. CONFIDENTIALITY. The Distributor shall treat confidentially and as proprietary information of the Corporation all records and other information relating to the Corporation and prior, present or potential shareholders and shall not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except as may be required by administrative or judicial tribunals or as requested by the Corporation.

     23. NOTICE. Any notices and other communications required or permitted hereunder shall be in writing and shall be effective upon delivery by hand or upon receipt if sent by certified or registered mail (postage prepaid and return receipt requested) or by a nationally recognized overnight courier service (appropriately marked for overnight delivery) or upon transmission if sent by telex or facsimile (with request for immediate confirmation of receipt in a manner customary for communications of such respective type and with physical delivery of the communication being made by one or the other means specified in this Section 23 as promptly as practicable thereafter). Notices shall be addressed as follows:


                   (a)     if to the Corporation:

                           TANAKA Funds, Inc.
                           230 Park Avenue, Suite 960
                           New York, NY 10169
                           Attn: Graham Y. Tanaka, President

                  (b)      if to the Adviser:
                           Tanaka Capital Management, Inc.
                           230 Park Avenue, Suite 960
                           New York, NY 10169
                           Attn: Graham Y. Tanaka, President

                  (c)      if to the Distributor:
                           AmeriPrime Financial Securities, Inc.
                           1793 Kingswood Drive, Suite 200
                           Southlake, TX 76092
                           Attn: Kenneth D. Trumpfheller, President

or to such other respective addresses as the parties shall designate by like notice, provided that notice of a change of address shall be effective only upon receipt thereof.

     24. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

     25. GOVERNING LAW. This Agreement shall be administered, construed and enforced in accordance with the laws of the State of Texas to the extent that such laws are not preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time.

     26. ENTIRE AGREEMENT. This Agreement (including the Exhibits attached hereto) contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior written or oral agreements and understandings with respect thereto.

     27. MISCELLANEOUS. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction. This Agreement may be executed in three counterparts, each of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

                                       TANAKA FUNDS, INC.


                                       By:
                                          ----------------------------------
                                                  President & Director

                                       AMERIPRIME FINANCIAL SECURITIES, INC.


                                       By:
                                          ----------------------------------
                                                       President

                                       TANAKA CAPITAL MANAGEMENT


                                       By:
                                          ----------------------------------
                                                       President

                                   SCHEDULE A

                                  TANAKA FUNDS


Funds covered by Distribution Agreement:

                  TANAKA Growth Fund

                                   SCHEDULE B

                               TANAKA FUNDS, INC.

Distribution Support Services

1.  Review and submit for approval all advertising and promotional materials.

2.  Maintain all books and records required by the NASD.

3.  Monitor Distribution Plan(s) and report to Board of Directors.

4. Prepare quarterly reports to Board of Directors relating to distribution activities.

5.  Subject  to  approval  of  Distributor,   license  personnel  as  registered
    representatives of the Distributor.

6.  Telemarketing services (additional fees to be negotiated).

7.  Corporation    fulfillment   services,    including   sampling   prospective
    shareholders   inquiries  and  related  mailings   (additional  fees  to  be
    negotiated).


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